Execution Version

LOAN MODIFICATION AGREEMENT
THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is entered into effective as of May 1, 2024 (the “Modification Effective Date”), by and among WAREHOUSE GOODS LLC, a Delaware limited liability company (“Borrower”), the guarantors listed on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”; together with Borrower, each an “Obligor” and collectively, the “Obligors”), and SYNERGY IMPORTS LLC, a Nevada limited liability company (“Lender”). The Obligors and Lender are collectively referred to herein as the “Parties.”
RECITALS
A.Lender extended to Borrower a loan (the “Loan”) in the original maximum principal amount of $6,894,381.22, pursuant to that certain Loan, Security and Pledge Agreement, dated as of September 22, 2023 (the “Loan and Security Agreement”), and evidenced by that certain Secured Promissory Note, dated September 22, 2023 (as amended herein, the “Note”), executed by Borrower and payable to the order of Lender, in the maximum principal amount of $6,894,381.22.
B.Pursuant to the terms of the Loan and Security Agreement, Lender fully funded the Cash Commitment of $2,200,000.00 to Borrower, the outstanding unpaid principal balance of the Loan immediately prior to the Modification Effective Date is $5,394,381.22, and all interest payments due under the Note through to March 27, 2023 have been paid.
C.The Loan is secured by a first priority lien on certain assets of the Obligors, as evidenced by, among other things, the Loan and Security Agreement, made by the Obligors in favor of Lender, which security interest is perfected by the UCC Financing Statements listed on Exhibit A attached hereto (the “Financing Statements”).
D.The Loan is guaranteed by that certain Guaranty, dated as of September 22, 2023 (the “Guaranty”), executed by each Guarantor in favor of Lender.
E.The Note, Loan and Security Agreement, Financing Statements, Guaranty and all other agreements, documents, or instruments originally evidencing, governing, securing, pertaining to, guaranteeing or otherwise relating to the Loan, as amended from time to time, are herein referred to as the “Loan Documents.”
F.The Obligors have requested that Lender modify the Loan and the Loan Documents as provided in this Agreement, and the Lender has agreed to such modifications, subject to, and conditioned upon, the terms and conditions set forth herein.
G.As part of the requested modification of the Loan, the Parties have agreed to a principal reduction of the Loan as provided for herein in exchange for the consideration set forth in the Asset Purchase Agreement of even date herewith by and among Lender, Borrower and Guarantor (the “Asset Purchase Agreement”).
H.Capitalized terms used in this Agreement and not otherwise specifically defined shall have the meaning assigned to such terms in the Loan Documents. Unless the context requires otherwise, references in this Modification Agreement shall be deemed to refer to such documents as amended or supplemented by this Modification Agreement, all other documents executed in connection with this Modification Agreement, and as such documents may be further amended, modified, extended, replaced or supplemented from time to time.
DMFIRM #411913561 v8

NOW, THEREFORE, in consideration of the Recitals set forth above which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1.Acknowledgement of Debt. Each Obligor declares and acknowledges, for the specific reliance and benefit of Lender that, as of the Modification Effective Date, (a) such Obligor has no right, claim, defense or right of offset of any kind or in any amount with respect to this Agreement, the Note, the Loan and Security Agreement or any of the other Loan Documents, and (b) except as provided for herein, no amounts required to be paid by such Obligor to Lender in connection with the execution and delivery of this Agreement shall be applied to or set off against the principal balance of the Note.
2.Consent to Modification. In reliance upon the representations, warranties and covenants set forth herein by the Obligors, but subject to the satisfaction of the conditions in Section 5 below, Lender hereby consents to this Agreement as of the Modification Effective Date. Lender’s consent to this Agreement is not intended to be, and shall not be construed as, a consent to any subsequent request or action that requires Lender’s consent pursuant to the terms of the Loan Documents.
3.Reaffirmation of Obligations; Principal Reduction.
3.1As of the Modification Effective Date, each Obligor hereby unconditionally confirms, ratifies and reaffirms the Loan and all of such Obligor’s obligations under the Loan and Security Agreement and all of the other Loan Documents, as modified by this Agreement, and agrees to continue to keep, observe and comply with all covenants, obligations, terms and conditions therein. Each Obligor hereby confirms, ratifies and reaffirms, as of the Modification Effective Date, all of the representations, warranties and covenants of such Obligor contained in the Loan Documents, except to the extent expressly relating to a specific date, or as set forth in any filing made by any Obligor or Guarantor in any filing with the Securities and Exchange Commission.
3.2As part of the consideration set forth in this Agreement and as provided for in the Asset Purchase Agreement, the maximum principal amount of the Loan is hereby reduced to $2,200,000.00, representing $1,321,010.73 in Advances, $441,489.27 in deferred amounts owed and due to Organicix, LLC, and $437,500.00 in deferred amounts owed and due to Eyce LLC; provided, however, the reduced principal amount shall be increased to $2,451,229.74, representing the addition of $153,687.50 in agreed upon costs and expenses payable to Lender (the “Transaction Expense”) and $97,542.24 in interest payable to Lender (the “Interest Expense”).
4.Modification of the Loan and Loan Documents. Subject to the satisfaction of all conditions set forth in Section 5 of this Agreement, as of the Modification Effective Date, the Loan Documents will be modified and amended as follows:
4.1Modifications of the Loan and Security Agreement:
(a)The definition of “Loan” in Section 1(b) of the Loan and Security Agreement is hereby amended and restated in its entirety as follows:

“Loan” shall mean the loan in the maximum principal amount of up to $2,451,229.74 made by Lender to Borrower pursuant to this Agreement.
(b)The definition of “Note” in Section 1(b) of the Loan and Security Agreement is hereby amended and restated in its entirety as follows:
“Note” shall mean the Amended and Restated Secured Promissory Note, dated May 1, 2024, made by Borrower in favor of Lender.
(c)Section 2 of the Loan and Security Agreement is hereby amended by adding the following Section 2(e) and (f):
(e)    Mandatory Repayments – IP Transaction or Material Transaction. The outstanding principal amount of the Loan, or such applicable portion thereof, shall be subject to mandatory repayment events as set forth in the Note, including, but not limited to, the following: (i) the sale, licensing or similar transaction solely involving any specific Intellectual Property (an “IP Transaction”), where 75% of the net proceeds therefrom from closing shall be applied to the outstanding principal amount of the Loan; (ii) the consummation of any financing, business combination or similar transaction (a “Material Transaction”), where 20% of the net proceeds therefrom from closing shall be applied to the outstanding principal amount of the Loan and where 1% of the net proceeds therefrom shall be paid weekly to Lender and applied first to the accrued and unpaid interest or the outstanding principal amount of the Loan; and (iii) the reduction of the outstanding principal amount of the Loan to below $200,000.00 as a result of any payment pursuant to subsections (i) or (ii) where the remaining outstanding principal amount of the Loan shall be immediately due and repaid in full. For the purposes of this Agreement, “net proceeds” shall mean the gross proceeds from an IP Transaction or a Material Transaction less only the transaction fees withheld from such proceeds.
(f)    Mandatory Repayments – Interest Expense and Transaction Expense. In addition to mandatory repayments set forth in subsection (e) above, in the event of any IP Transaction or any Material Transaction, the net proceeds therefrom shall be payable and applied toward the Transaction Expense, the outstanding amounts owed to DID and Tai Young in the aggregate amount of approximately $270,000.00 (the “Vendor Expense”) and the Interest Expense, in such order, as follows:
(i)     for such aggregate net proceeds received up to $1,000,000.00, seven percent (7%) of such aggregate net proceeds shall be payable and applied as described above;
(ii)     for such aggregate net proceeds received in excess of $1,000,000 and up to $2,000,000.00, twelve percent (12%) of such aggregate net proceeds shall be payable and applied as described above; and

(iii)     for such aggregate net proceeds received in excess of $2,000,000.00, twenty-two percent (22%) of such aggregate net proceeds shall be payable and applied as described above until such Interest Expense, such Vendor Expense and such Transaction Expense are paid in full.
(d)Section 5 of the Loan and Security Agreement is hereby amended by adding the following paragraph to the end of Section 5:
In the event any Obligor consummates a financing, business combination or similar transaction generating gross proceeds of $3,000,000.00 and subject to the satisfaction of the mandatory repayments provided for Section 2(f), Lender shall agree in good faith to subordinate its first priority security interest in all Inventory, (except for Inventory relating to the DaVinci and Eyce brands); provided, however, that Lender shall retain its first priority security interest in any and all remaining Collateral.
(e)Section 6(f) of the Loan and Security Agreement is hereby amended and restated in its entirety as follows:
(f)     Agreements. Obligors are not a party to any agreement or instrument or subject to any restriction that could reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed to Lender, no Obligor is in continuing default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Obligor is bound. Obligors have no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Obligors or their respective property is otherwise bound, other than (i) any obligations incurred in the ordinary course of business, (ii) the obligations under the Loan Documents and (iii) as set forth in Borrower’s financial statements.

(f)Section 8 of the Loan and Security Agreement is hereby amended by adding the following paragraph to the end of Section 8:
(q)    Required Reports. As part of any payment of principal or interest or any other amount when due (with the exception of any payment resulting in the payment in full of the Loan), Obligors shall provide the following reports as of date no later ten (10) calendar days prior to the date of payment: (i) inventory report; and (ii) quantity sold item report with the prices at which such items were sold (together, the “Required Reports”).

(r)    Notice of IP Transaction or Material Transaction. Except as provided for in the Asset Purchase Agreement, prior to entering into any agreement for an IP Transaction or a Material Transaction, Obligors shall provide written notice of said IP Transaction or Material Transaction at least five (5) business days prior to the consummation of the same, including the proposed repayment amount resulting therefrom and a summary of the material terms thereof, sufficient for Lender to provide its informed consent to said IP Transaction or Material Transaction and release of its first priority lien related thereto, where such consent and release shall not be unreasonably withheld.
(g)Section 12(a) of the Loan and Security Agreement is hereby amended by amended and restated by adding the following Section 12(a)(vii)–(viii) each as an Event of Default:
(vii)    Failure to Consummate a Financing. Obligors fail to consummate one or more IP Transactions or Material Transactions generating aggregate net proceeds of $3,000,000.00 by July 15, 2024.
(viii)    Breach of Representations and Warranties – Asset Purchase Agreement. Any material representation or warranty made by an Obligor to Lender in the Asset Purchase Agreement or any other document related thereto is incorrect in any material respect on the date as of which such representation or warranty was made.
4.2Modifications of the Note. The Note is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.
5.Conditions Precedent to Effectiveness. In addition to any other conditions provided for in this Agreement or the Asset Purchase Agreement, this Agreement shall be effective only upon satisfaction of the following:
(a)The Obligors shall deliver to Lender an updated Inventory information as of April 30, 2024, or a later date.
(b)Lien and litigation searches, ordered and received by Lender as of a recent date prior to the Modification Effective Date, shall produce substantially similar results to the lien and litigation searches conducted in September 2023 in connection with the execution of the Loan and Security Agreement, except for Lender’s security interests in the assets of the Obligors created by Loan and Security Agreement and perfected by filing the Financing Statements and except for that (i) certain UCC1 Financing Statement filed by Storz & Bickel America, Inc. on January 3, 2024, and (ii) the Notice of Warehouse Lien and Demand for Payment, dated September 28, 2023, by Verst Group Logistics, Inc. as to a lien on certain inventory in its possession with respect to prior amounts of $469,092.77 due by the Obligors to it.
(c)The Obligors shall sign and deliver to Lender this Agreement and such other documents and instruments as Lender shall reasonably require to carry out the purpose of this Agreement.
6.Effect of Modification; No Novation. The Loan Documents are amended and modified as set forth in this Agreement. To the extent not expressly modified herein, all other terms of the Loan Documents shall remain in full force and effect and the Obligors hereby expressly agrees to be bound thereby. The terms and conditions of the Loan Documents, and the indebtedness evidenced thereby, are and will remain in full force and effect, as modified by this Agreement, and this Agreement shall not constitute a novation.

All such indebtedness shall continue to be secured by, among other things, the Loan and Security Agreement (as the same may be modified or amended herein and from time to time).
7.Representations and Warranties – Obligors.
(a)The representations and warranties of the Obligors set forth in the Loan and Security Agreement or any schedule, certificate or other document delivered pursuant hereto are hereby incorporated by reference as if set forth in this Agreement and shall be true and correct in all material respects as of the Modification Effective Date, except as set forth in any filing which has been made by any Obligor or Guarantor in any filing with the Securities and Exchange Commission, where all references to “this Agreement and the other Loan Documents” shall include this Agreement, the Amended and Restated Secured Promissory Note and all other agreements, documents, or instruments related thereto.
(b)Each Obligor represents and warrants to Lender that: (a) such Obligor is an entity, organized and existing under the laws of the jurisdiction of formation, in good standing, and that such Obligor has the full power and authority to make the agreements contained herein without the joinder or consent of any other party; (b) that the person or persons signing this Agreement and all other documents related hereto, on behalf of such Obligor has full authority to bind such Obligor; and (c) the execution, delivery, and performance of this Agreement and of the other documents related hereto will not contravene or constitute a default under any mortgage, deed of trust, loan agreement, indenture or other agreement to which such Obligor is a party or by which such Obligor or any of its property is bound.
8.Release, Settlement, Compromise, and Waiver of Other Claims. In consideration of the modification of the Loan Documents as herein provided, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Modification Effective Date arising out of or relating to the Loan Documents. Notwithstanding any provision to the contrary in this Second Amendment, the release of Claims in this Section does not apply to any act or omission of a Party constituting fraud or willful misconduct or to any rights and obligations preserved by, created by, or otherwise arising out of this Loan Modification Agreement, the Purchase Agreement or any other document executed and delivered therewith.
9.Binding Effect. This Agreement shall be binding upon the Parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.

10.Ratification. The Obligors hereby ratify and affirm all of the Loan Documents to which it is a party and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by this Agreement, all of which shall remain in full force and effect.
11.No Impairment of Lien; No Satisfaction. Except as specifically provided for herein, nothing set forth herein shall affect the priority or extent of the lien of the Loan and Security Agreement or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be, or after the Modification Effective Date may become, liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be deemed or construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents except for the principal reduction provisions set forth in this Agreement.
12.Choice of Law/Venue. This Agreement shall be construed, governed by and venue shall be elected according to the laws and venue set forth in the Loan Documents.
13.Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
14.Modification of this Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the Parties.
15.Complete Agreement. This Agreement, the Asset Purchase Agreement and the other agreements, documents, or instruments related thereto represents the complete agreement among the Parties with regard to the subject matter hereof, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the Parties hereto with regard to the subject matter hereof not set forth herein or therein.
16.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
17.Counterparts. This Agreement may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.
18.No Fiduciary Relationship. Each Obligor agrees that Lender has no fiduciary or similar obligations to said Obligor and that their relationship is strictly that of creditor and debtor. Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, joint venture or other association between Lender and the Obligors. Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Obligors with respect to the Collateral or otherwise by virtue of the Loan.

19.Time of Essence. Time shall be of the essence with respect to this Agreement and each and every provision hereof.
20.Supremacy Clause. It is hereby agreed that the terms and conditions of the Note, the Loan and Security Agreement and the other Loan Documents, as amended, modified and supplemented by this Agreement, shall remain in full force and effect and shall be binding upon the Obligors. It is understood and agreed that in the event there are any conflicting or omitted provisions or variations between the terms, conditions, rights or remedies in the Note, the Loan and Security Agreement or any other Loan Document (other than this Agreement) and the terms of this Agreement, this Agreement shall prevail and control in each instance. A default under the terms and conditions of this Agreement shall constitute an Event of Default under the other Loan Documents.
21.Further Assurances. The Obligors shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement, including such confirmations and/or corrective instruments as Lender may reasonably require.
22.Consultation with Legal Counsel. The Obligors acknowledge that the Obligors (a) have consulted with, or have had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Agreement, (b) have reviewed this Agreement in its entirety, (c) understands the effect of this Agreement, (e) enter into this Agreement freely and without duress or coercion; and (f) have not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of the Agreement.
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IN WITNESS WHEREOF, the Parties have executed this Loan Modification Agreement as of the Modification Effective Date.
BORROWER:

WAREHOUSE GOODS LLC,
a Delaware limited liability company

By:
Name: Craig Snyder
Title:    Chief Executive Officer

GUARANTORS:

GREENLANE HOLDINGS, INC.,
a Delaware corporation

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

GREENLANE HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

GREENLANE HOLDINGS EU B.V.,
a company organized under the laws of The Netherlands

By:
Name:    Craig Snyder
Title:    Chief Executive Officer
HSCM LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

[SIGNATURE PAGE TO LOAN MODIFICATION AGREEMENT]

HS PRODUCTS LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer
GS FULFILLMENT LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer
GLOBAL PACIFIC HOLDINGS LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer
VAPE WORLD DISTRIBUTION LTD.,
a company organized under the laws of Canada

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

SOUTH ATLANTIC HOLDINGS LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

MERGER SUB GOTHAM 2, LLC,
a Delaware limited liability company

By:
Name:    Craig Snyder
Title:    Chief Executive Officer

[SIGNATURE PAGE TO LOAN MODIFICATION AGREEMENT]

LENDER:
SYNERGY IMPORTS LLC,
a Nevada limited liability company
By:
Name:    Cortney Smith
Title:    Manager

[SIGNATURE PAGE TO LOAN MODIFICATION AGREEMENT]

EXHIBIT A
Financing Statements
1.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6463052 naming Warehouse Goods LLC as Debtor and Synergy Imports LLC as Secured Party.

2.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6463029, naming Greenlane Holdings Inc. as Debtor and Synergy Imports LLC as Secured Party.

3.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462872 naming Greenlane Holdings LLC as Debtor and Synergy Imports LLC as Secured Party.

4.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462732, naming HSCM LLC as Debtor and Synergy Imports LLC as Secured Party.

5.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462161, naming HS Products LLC as Debtor and Synergy Imports LLC as Secured Party.

6.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462534, naming GS Fulfillment LLC as Debtor and Synergy Imports LLC as Secured Party.

7.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462955 naming Global Pacific Holdings LLC as Debtor and Synergy Imports LLC as Secured Party.

8.UCC Financing Statement filed with the Washington, D.C. Recorder of Deeds, Document No. 2023082405 naming Vape World Distribution Ltd. as Debtor and Synergy Imports LLC as Secured Party.

9.UCC Financing Statement filed with the Washington, D.C. Recorder of Deeds, Document No. 2023082404 naming Greenlane Holdings EU B.V. as Debtor and Synergy Imports LLC as Secured Party.

10.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462294 naming South Atlantic Holdings LLC as Debtor and Synergy Imports LLC as Secured Party.

11.UCC Financing Statement filed with the Delaware Department of State, UCC Initial Filing No. 2023 6462393 naming Merger Sub Gotham 2, LLC as Debtor and Synergy Imports LLC as Secured Party.
A-1

EXHIBIT B
Amended and Restated Secured Promissory Note

(See attached.)

B-1